Exhibit 3.76

Form 403		This space reserved for office use.
(Revised 01/08)		FILED In the Office of the
Return in duplicate to: Secretary of State		Secretary of State of Texas
P.O. Box 13697	Certificate of Correction
Austin, TX 78711 U-3697		FEB 07 2008
512 463-5555
FAX: 512/463-5709 Filing Fee: $15		Corporations Section

Entity Information

1. The name of the filing entity is:

Universal Ensco, Inc.

State the name of the entity as currently shown in the records of the secretary of state. If the certificate of correction corrects the name of the entity, state the present name and not the name as it will be corrected.

The file number issued to the filing entity by the secretary of state is: 60140000

Filing Instrument to be Corrected

2. The filing instrument to be corrected is : Articles of Amendment

The date the filing instrument was filed with the secretary of state: February 19, 1992 mm/dd/yyyy

Identification of Errors and Corrections

(Indicate the errors that have been made by checking the appropriate box or boxes; then provide the corrected text.)

☐ The entity name is inaccurate or erroneously stated. The corrected entity name is:

☐ The registered agent name is inaccurate or erroneously stated. The corrected registered agent name is:

Corrected Registered Agent

(Complete either A or B, but not both.)

A. The registered agent is an organization (cannot be entity named above) by the name of:

OR

B. The registered agent is an individual resident of the state whose name is:

First	Middle	Last Name	Suffix

Form 403

☐ The registered office address is inaccurate or erroneously stated. The corrected registered office address is:

Corrected Registered Office Address

TX
Street Address (No P.O. Box)	City	State Zip Code

☐ The purpose of the entity is inaccurate or erroneously stated. The purpose is corrected to read as follows:

☐ The period of duration of the entity is inaccurate or erroneously stated.

The period of duration is corrected to read as follows:

Identification of Other Errors and Corrections

(Indicate the other errors and corrections that have been made by checking and completing the appropriate box or boxes.)

☑ Other errors and corrections. The following inaccuracies and errors in the filing instrument are corrected as follows:

☐ Add Each of the following provisions was omitted and should be added to the filing instrument. The identification or reference of each added provision and the full text of the provision is set forth below.

☑ Alter The following identified provisions of the filing instrument contain inaccuracies or errors to be corrected. The full text of each corrected provision is set forth below:

See Attachment A and Attachment B.

☐ Delete Each of the provisions identified below was included in error and should be deleted

Form 403

☐ Defective Execution The filing instrument was defectively or erroneously signed, sealed, acknowledged or verified. Attached is a correctly signed, sealed, acknowledged or verified instrument.

Statement Regarding Correction

The filing instrument identified in this certificate was an inaccurate record of the event or transaction evidenced in the instrument, contained an inaccurate or erroneous statement, or was defectively or erroneously signed, sealed, acknowledged or verified. This certificate of correction is submitted for the purpose of correcting the filing instrument.

Correction to Merger, Conversion or Exchange

The filing instrument identified in this certificate of correction is a merger, conversion or other instrument involving multiple entities. The name and file number of each entity that was a party to the transaction is set forth below. (If the space provided is not sufficient, include information as an attachment to this form.)

Entity name	SOS file number

Entity name	SOS file number

Effectiveness of Filing

After the secretary of state files the certificate of correction, the filing instrument is considered to have been corrected on the date the filing instrument was originally filed except as to persons adversely affected. As to persons adversely affected by the correction, the filing instrument is considered to have been corrected on the date the certificate of correction is filed by the secretary of state.

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date: February 6, 2008

Signature and title of authorized person (See instructions.)

Attachment A

Articles of Amendment to the Articles of Incorporation of the Company were filed with the Secretary of State of the State of Texas on February 19,1992, and such Articles of Amendment added a new Article to the then-existing Articles of Incorporation but erroneously identified such Article as Article Ten. This amendment corrects the references to “Article Ten” in the Articles of Amendment dated February 19, 1992 to make clear that the article referred to as “Article Ten” therein should be referred to as “Article Twelve.”

Attachment B

“Article Ten

1. Any action required by the General Corporation Act of the State of Texas to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

2. Every written consent shall bear the date of signature of each shareholder who signs the consent. No written consent shall be effective to take the action that is the subject of the consent unless, within 60 days after the date of the earliest dated consent delivered to the corporation in the manner required by this Article, a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the corporation by delivery to its registered office, its principal place of business, or an officer or agent of the corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the corporation’s principal place of business shall be addressed to the president or principal executive officer of the corporation.

3. A telegram, telex, cablegram, or similar transmission by a shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing signed by a shareholder, shall be regarded as signed by the shareholder for purposes of this Article.

4. Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.

5. If any action by shareholders is taken by written consent, any articles or documents filed with the Secretary of State as a result of the taking of the action shall state, in lieu of any statement required by the General Corporation Act of the State of Texas concerning any vote of shareholders, that written consent has been given in accordance with the provisions of Article 9.10 of the General Business Corporation Act of the State of Texas and this Article and that any written notice required by this Article has been given.”

The above Article is hereby corrected to read as follows:

“Article Twelve

1. Any action required by the General Corporation Act of the State of Texas to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

2. Every written consent shall bear the date of signature of each shareholder who signs the consent. No written consent shall be effective to take the action that is the subject of the consent unless, within 60 days after the date of the earliest dated consent delivered to the corporation in the manner required by this Article, a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the corporation by delivery to its registered office, its principal place of business, or an officer or agent of the corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the corporation’s principal place of business shall be addressed to the president or principal executive officer of the corporation.

3. A telegram, telex, cablegram, or similar transmission by a shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing signed by a shareholder, shall be regarded as signed by the shareholder for purposes of this Article.

4. Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.

5. If any action by shareholders is taken by written consent, any articles or documents filed with the Secretary of State as a result of the taking of the action shall state, in lieu of any statement required by the General Corporation Act of the State of Texas concerning any vote of shareholders, that written consent has been given in accordance with the provisions of Article 9.10 of the General Business Corporation Act of the State of Texas and this Article and that any written notice required by this Article has been given.”